Exhibit 10.39
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                                LICENSE AGREEMENT
                                -----------------


          THIS AGREEMENT is made as of the 1st day of November, 1995 by and between Metromedia Company, a Delaware general partnership, (hereinafter referred to as the "Licensor") and Metromedia International Group, Inc., a Delaware corporation (hereinafter referred to as the "Licensee").


                              W I T N E S S E T H:
                              --------------------

          WHEREAS, Licensor has extensively used "Metromedia" as its company and trade name and as it principal trademark and Licensor is the owner of numerous registrations for such trademark in the United States and in various countries throughout the world;

          WHEREAS, pursuant to that certain Amended and Restated Agreement and Plan of Merger dated as of September 27, 1995 (the "Merger Agreement") by and among The Actava Group, Inc., Orion Pictures Corporation ("OPC"), Metromedia International Telecommunications, Inc. ("MITI"), MCEG Sterling Incorporated, OPC Merger Corp. and MITI Merger Corp., OPC and MITI merged into OPC Merger Corp. and MITI Merger Corp. respectively, which are wholly-owned subsidiaries of Actava (n/k/a Metromedia International Group, Inc.);

          WHEREAS, Licensee desires to use the trade name and trademark "Metromedia" in a manner approved by Licensor during the term hereof in connection with, among other things, its communications and media businesses (the "Licensed Services");

          WHEREAS, Licensor is willing to grant Licensee the right to use the trade name and trademark "Metromedia" during the Term (as hereinafter defined) in the United States and, in connection with MITI, also worldwide; and

          WHEREAS, Licensor is willing to grant the aforementioned right to use the trade name and trademark "Metromedia" upon the terms and conditions hereinafter set forth;

          NOW, THEREFORE, for and in consideration of the premises and mutual covenants of the parties contained herein, and of other good and valuable consideration, it is agreed as follows:





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          1.   Licensor hereby grants to Licensee, a non-exclusive, non-
transferable, non-assignable right and license, without the right to grant sublicenses, to use the trade name and trademark and corporate name "Metromedia" (the "Licensed Name") in the United States and with respect to MITI, worldwide in respect of Licensed Services subject to the terms, obligations, conditions and limitations of this Agreement. It shall be Licensee's obligation to appropriately carry out fully any and all trade name filings and recordings that may be required of Licensee anywhere by virtue of this Agreement.

          2. This Agreement and the rights and licenses granted under Paragraph 1 shall be for a period of ten (10) years from the date of this Agreement, except as provided below (the "Term").


          3. Nothing in this Agreement or in any instructions given by Licensor to Licensee is intended to authorize or permit use by Licensee of the Licensed Name in combination with any other name, word or symbol so as to constitute a new combination name without Licensor's prior written approval of any proposed combination name.


          4. Licensee agrees that every use of the Licensed Name made by it on or in connection with the offering, sale, furnishing, performing, advertising and/or promotion of, and/or any other activity relating to, Licensed Services shall inure to the benefit of Licensor.

          5. Licensee agrees that in using the Licensed Name it will not represent in any way that it has any right, title, or interest in or to said Licensed Name or any registration thereof which may be granted, or in any word or name similar thereto, whether registered or not, other than the permission granted to it under this Agreement. Licensee will not register or attempt to register said Licensed Name either alone or in combination with any other name in any country in the world or aid or abet anyone else in doing so; and Licensee agrees that any use, application or registration in breach of this covenant will inure to the benefit of Licensor, and agrees to assign and does hereby assign all legal and equitable rights, title and interest in and to any such name and/or applications and/or registrations to Licensor.





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          6.   (a)  Licensee shall meet all of Licensor's standards for the
Licensed Services prescribed by law or prescribed by governmental agencies in connection with the offering, sale, furnishing, performing, advertising and/or promotion of, and/or any other activity relating to, such Licensed Services.

               (b) In order to assure that Licensee maintains the standards of quality set forth above, Licensee shall submit written reports, sans financial data, as to the status of the conduct of Licensee's operations relating to the provision of Licensed Services under the Licensed Name to Licensor on at least a semi-annual basis to the extent any previously unreported event referenced in this clause (b) has occurred during the preceding period. Such status reports shall contain a listing of all complaints, if any, relating to the quality of the Licensed Services bearing the Licensed Name received by Licensee during the period to which each report pertains, and a listing of all interruptions in service of Licensed Services, if any, that differ from those complaints and interruptions in service customarily and routinely experienced with respect to the Licensed Services, as well as contain information explaining Licensee's handling and resolution of such complaints and of such interruptions in service. Such reports shall further advise of any instances where the total number of complaints experienced or the total number of interruptions in service, both customary and routine and those not so, exceeds the average normally anticipated for any of the Licensed Services during the period to which each report pertains, as well as contain information explaining Licensee's handling and resolution of such situations.

               (c) Licensor, through its representatives, shall also have the right at reasonable intervals to inspect Licensee's premises or premises under the Licensee's control or to which the Licensee has access where Licensed Services in connection with which the Licensed Name is used originate, or are furnished, performed, maintained, monitored, administered or controlled, during reasonable business hours and upon reasonable notice to Licensee.


          7. Licensee shall observe Licensor's reasonable standards for the application, printed, visual or otherwise, of the Licensed Name to or in connection with Licensed Services, whether labeling, advertising, promotional or other materials are involved or whether printed, visual, audio or other media are concerned. Licensee shall use the





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                              R
registered trademark symbol "   " following the name Metromedia in or on all
printed and visual material relating to Licensed Services bearing the Licensed Name.


          8. (a) Licensee agrees to indemnify and hold harmless Licensor against and in respect of any and all losses, claims, suits, actions, proceedings (formal or informal), investigations, judgments, deficiencies, damages, settlements, liabilities, and reasonable legal and other expenses related thereto, arising out of the conduct by Licensee of Licensed Services.

               (b) Licensor shall give Licensee prompt notice of any claim asserted or threatened against Licensor on the basis of which Licensor intends to seek indemnification from Licensee as herein provided (but the obligations of Licensee under this Paragraph 8 shall not be conditioned upon receipt of the same except to the extent Licensee is actually prejudiced by such failure to give notice). Licensee shall promptly assume the defense of Licensor with counsel reasonable satisfactory to Licensor, and the fees and expenses of such counsel shall be at the sole cost and expense of Licensee, all to the extent Licensor is entitled to indemnification hereunder. Notwithstanding the foregoing, Licensor shall be entitled to employ counsel separate from counsel for Licensee and from any other party in such action, proceeding, or investigation, if the interest of Licensor may be prejudiced without such separate counsel (including, without limitation, if one or more legal defenses may be inconsistent or in conflict with the legal defenses available to the other parties), and Licensee shall entirely and solely bear the reasonable fees and expenses of such separate counsel (as and when incurred), all to the extent Licensor is entitled to indemnification hereunder. Licensor may not agree to a settlement of any such claim without the prior written approval of Licensee, which approval shall not be unreasonably withheld. Licensee may not agree to a settlement of any such claim without the prior written approval of Licensor, which approval shall not be unreasonably withheld.

          9. Licensor may terminate this Agreement upon one month's prior written notice to License in the event that, and at any time after, (i) Licensor and its affiliates own less than 20% of the stock of Licensee; or (ii) upon a Change of Control (as hereinafter defined) of Licensee; or (iii) if any of the stock or all or substantially all of the





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assets of any of the subsidiaries of the Licensee are sold or transferred.  In the event of (iii) above, this License Agrement shall terminate with respect to such subsidiary. A "Change of Control" is defined to include the following transactions:

               (a) a person or "group" (within the meaning of Section 13(d)(3) of the Securities and Exchange Act of 1934, as amended) not in existence on the date hereof becomes the beneficial owner of stock entitling such person or group to exercise 50% or more of the combined voting power of all classes of stock of Licensee;

               (b) a change occurs in the composition of Licensee's Board of Directors such that a majority of the members thereof are not "Continuing Directors" (defined as directors serving on the date hereof and any person who succeeds any such director and who is recommended or elected by a majority of Continuing Directors);

               (c) upon the occurrence of a reorganization, merger or consolidation where following consummation thereof, Licensor and its affiliates hold less than 20% stock of the combined voting power of all classes of Licensee's stock;

               (d) upon the occurrence of a sale or other disposition of all or substantially all of the assets of Licensee;

               (e) upon the occurrence of any transaction the result of which would be that Licensee's common stock would not be required to be registered under the Securities Exchange Act of 1934, as amended, and the holders of Licensee's common stock would not receive common stock of the survivor to the transaction which is required to be registered under the Exchange Act.

          10. This Agreement shall terminate without notice upon the occurrence of any of the following events:

               (a) Licensee or any of its subsidiaries commences use of the Licensed Name other than in connection with Licensed Services; or

               (b) Insolvency or bankruptcy of Licensee or its subsidiaries, or appointment of a receiver, trustee, liquidator or sequestrator of the Licensee or its subsidiaries for any reason; or





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               (c)  Licensee or any of its subsidiaries shall fail to comply with or observe any provision of this Agreement for a period of thirty (30) days after written notice has been given to Licensee specifying such failure and requesting that it be remedied, unless (i) Licensor shall agree in writing to an extension of such time period prior to its expiration, or (ii) the failure be such that it cannot be corrected within the applicable period and appropriate action is instituted by Licensee within the applicable period and is being diligently pursued to prompt correction; or

               (d) Except as permitted under this Agreement, any attempt by Licensee to assign or transfer this Agreement or any of Licensee's rights or obligations hereunder without Licensor's prior written consent; or


          11. Licensor further reserves the right to terminate this Agreement in its entirety, including all rights and licenses under Paragraph 1, immediately upon written notice to Licensee if, in Licensor's sole judgment, Licensee's continued use of "Metromedia" as a trade name would jeopardize or be detrimental to the valuable good will and reputation which Licensor enjoys worldwide in its name "Metromedia".


          12. In the event of any expiration or termination of this Agreement, all rights exercised by Licensee by reason thereof shall automatically, without the need for any further act or deed, vest in Licensor. Any expiration or termination of this Agreement shall not, however, terminate any obligation of Licensee except as expressly provided herein. Upon any such expiration or termination, Licensee agrees to discontinue immediately all use of the Licensed Name, and further agrees that thereafter it will not make any use whatsoever of the Licensed Name in any manner or of any name or name which in Licensor's sole judgment, which shall not be unreasonably exercised, is confusingly similar thereto. Also, during the term of this Agreement, Licensee shall not use any name or term which in Licensor's sole judgment, which shall not be unreasonably exercised, is confusingly similar to the Licensed Name.


          13. Other than in connection with a claim pursuant to Section 8(a) above, Licensee agrees not to raise or cause to be raised any questions concerning or objections





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to the validity of the Licensed Name or to the sole and exclusive ownership by, and right thereto, of the Licensor, on any grounds whatsoever.


          14. Licensee and Licensor each agree to promptly notify the other of any adverse uses of which it becomes aware of the Licensed Name or of names, names or terms identical with or confusingly similar to the Licensed Name. Licensor may then take such action, in its sole discretion and control, as it deems fit. Licensee, upon the request of Licensor, shall provide Licensor with all reasonable assistance in connection with such action.

          15. Nothing herein contained shall be construed as preventing Licensor, its subsidiaries, affiliates, licensees and assigns, whether current or future, from using the Licensed Name in any manner which Licensor desires not inconsistent with Licensee's rights hereunder.

          16. The provisions of this Agreement shall be construed and its performance governed in accordance with the laws of the State of New York.

          17. Any notice, request or other communication to be given under this Agreement to any party shall be in writing and either delivered to it by hand, certified mail (return receipt requested), sent by facsimile (receipt confirmed), in each case addressed as follows:

          if to Licensor:

               Metromedia Company
               One Meadowlands Plaza
               East Rutherford, New Jersey 07073
               Attention:  General Counsel
               Telecopy No.:  (201) 804-6685


          if to Licensee:

               Metromedia International Group, Inc.
               945 East Paces Ferry Road
               Suite 2210
               Atlanta, Georgia  30326
               Attention:  General Counsel
               Telecopy No.:  (404) 233-2280








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          18.  This Agreement may be transferred or assigned in whole or in part by the Licensor without the consent of the Licensee and will inure to the benefit of Licensor's successors or assigns.

          IN WITNESS WHEREOF, the parties have executed this Agreement as set forth below effective as of the date first hereinabove written.

                    LICENSOR:

                    Metromedia Company


                    By: /s/ Arnold L.  Wadler
                       --------------------------------
                            Senior Vice President


                    LICENSEE:

                    Metromedia International Group, Inc.



                    By: /s/ Stuart Subotnick
                       -------------------------------

                    Name: Stuart Subotnick
                         -----------------------------

                    Title: Vice Chairman
                          ----------------------------